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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                                _______________


                                   FORM  8K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):      SEPTEMBER 16, 1995
                                                  -----------------------



                             MEASUREX CORPORATION
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              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



        DELAWARE                    1-8770                 94-1658697
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(STATE OR OTHER JURISDICTION        (COMMISSION           (IRS EMPLOYER
   OF INCORPORATION)                 FILE NUMBER)          IDENTIFICATION NO.)




  ONE RESULTS WAY, CUPERTINO, CALIFORNIA                      95014
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  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)



COMPANY'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (408) 255-1500
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        (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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     On September 16, 1995, Measurex Corporation ("Measurex") entered into an
Agreement and Plan of Reorganization (the "Merger Agreement") by and among Measurex, MX Acquisition Corp. (the "Acquisition Subsidiary") and Data Measurement Corporation ("DMC"). The Merger Agreement, which has been approved by the Board of Directors of each of the parties, would result in the merger of DMC with the Acquisition Subsidiary (the "Merger"), a wholly owned subsidiary of Measurex.

     Upon the Closing of the Merger Agreement (the "Closing"), holders (the "Stockholders") of issued and outstanding shares of DMC's common stock (the "Stock") would receive $18.625 in cash for each share of the Stock owned by each Stockholder and holders ("Rightsholders") of options, warrants or Convertible Subordinated Debentures due 1997 (the "Rights") will receive cash equal to the spread between the exercise or conversion price under the applicable Rights and $18.625. DMC's obligation to the Federal Deposit Insurance Corporation ("FDIC") under the terms of the FDIC's Convertible Subordinated Debenture will remain outstanding.

     As a result of the Merger, DMC and all of its assets, rights and obligations will be owned by the combined entity, which will then be known as Measurex Data Measurement Corporation ("MDMC"). MDMC will be a wholly owned subsidiary of Measurex.

     The Closing is contingent upon (i) approval of the Merger Agreement by the Stockholders holding a majority of the issued and outstanding shares of the Corporation's Stock and (ii) expiration or early termination of the waiting period prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     In connection with the Merger Agreement, Measurex also negotiated and entered into Voting and Stock Option Agreements with certain individual Stockholders of DMC (the "Stockholder Agreements"). The Stockholders entering into the Stockholder Agreements were Dominique Gignoux, Frederick Rolandi, John Sanders, Jim Collins and Ira Hunt (the "Selling Stockholders"). Mr. Gignoux is the President and CEO of DMC and a member of DMC's Board of
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Directors. Mr. Rolandi is Vice President -- Finance and CFO of the Corporation
and a member of DMC's Board. Messrs. Sanders, Collins and Hunt are also members of DMC's Board.

     The Stockholder Agreements require each of the Selling Stockholders to vote in favor of the Merger Agreement at any meeting of the Stockholders called for the purpose of approving the Merger Agreement and provide to Measurex a proxy covering all shares held by the Selling Stockholders. The Stockholder Agreements also give Measurex an option to purchase the Selling Stockholders' shares at $18.625 per share and the right to cause the Selling Stockholder to exercise any Rights held by the Selling Stockholder and sell the shares of Stock obtained by such exercise to Buyer at $18.625 per share.

     As of September 16, 1995, the Selling Stockholders owned 272,550 shares of the Stock, which represented 19.8% of DMC's issued and outstanding shares. The Selling Stockholders also owned Rights at varying exercise or conversion prices, for the purchase of 84,750 additional shares of DMC's Stock which, when combined with the currently issued and outstanding shares, would represent 24.4% of DMC's Stock on a partially diluted basis (assuming exercise only of the Selling Stockholders' options) and 19.1% of DMC's Stock on a fully diluted basis (assuming exercise or conversion of all exercisable Rights).

     The Merger Agreement will be presented to the Stockholders for their approval as soon as reasonably possible, pursuant to the issuance of a Notice of Special Meeting of the Stockholders and Proxy Statement.

ITEM 7.  EXHIBITS
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         Exhibit 2.1  Agreement and Plan of Reorganization
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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               MEASUREX CORPORATION



Dated:   September 25, 1995    By: /s/ Charles Van Orden
                                  --------------------------------------
                                   Charles Van Orden
                                   Vice President and General Counsel
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                                 EXHIBIT INDEX
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2.1       Agreement and Plan of Reorganization.